As filed with the Securities and Exchange Commission on August 11, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Auris Medical Holding AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Bahnhofstrasse 21

6300 Zug

Switzerland

(Address, Including Zip Code of Principal Executive Offices)

Auris Medical Holding AG (f/k/a Auris Medical AG) Stock Option Plan A

Auris Medical Holding AG (f/k/a Auris Medical AG) Stock Option Plan C

(Full title of Plans)

National Corporate Research, Ltd.

10 East 40th Street

New York, New York 10016

(212) 947-7200

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Richard D. Truesdell, Jr.,

Sophia Hudson

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Shares, nominal value CHF 0.40 per share, reserved for issuance pursuant to stock option awards outstanding under Plan A	181,000	$4.42(2)	$800,020(2)	$103.04
Common Shares, nominal value CHF 0.40 per share, reserved for issuance pursuant to stock option awards outstanding under Plan C	173,750	$5.80(2)	$1,007,750(2)	$129.80
Total	354,750	N/A	$1,807,770(2)	$232.84

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers (i) common shares, nominal value CHF 0.40 per share (“Common Shares”), of Auris Medical Holding AG (the “Registrant”), issuable pursuant to the Auris Medical Holding AG (f/k/a Auris Medical AG) Stock Option Plan A, as amended (“Plan A”) and the Auris Medical Holding AG (f/k/a Auris Medical AG) Stock Option Plan C (“Plan C”, and together with Plan A, the “Plans”); and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Common Shares that become issuable under either of the Plans by reason of any share dividend, share split or other similar transaction.
(2)	Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the weighted average per share exercise price of the options outstanding under the applicable Plan and an exchange rate on August 6, 2014 (as reported by Bloomberg) of approximately CHF 1 to U.S. $1.10.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be delivered to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s latest prospectus on Form F-1 filed with the Commission on August 5, 2014 (which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed) (the “F-1 Registration Statement”), as subsequently amended, and the Company’s prospectus filed pursuant to Securities Act Rule 424(b) (Registration File No. 333-197105).

(b) The description of the Registrant’s Common Shares which is contained in the Registrant’s Exchange Act Registration Statement on Form 8-A (Registration File No. 001-36582), dated July 29, 2014, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under Swiss law, a corporation may in advance enter into an agreement with its directors or officers to indemnify such directors or officers against losses and expenses (except for such losses and expenses arising from willful misconduct or negligence), including attorney’s fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of, or serving at the request of, the corporation.

Within the limits of Swiss law, Article 17 of the Registrant’s articles of association provides for indemnification of the existing and former members of the Registrant’s board of directors, executive management and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits the Registrant to advance the expenses of defending any act, suit or proceeding to the Registrant’s directors and executive management.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of their duties under the employment agreement with the employer

The Registrant intends to enter into indemnification agreements with each of the members of its board of directors and executive officers in the form filed as Exhibit 10.9 to the F-1 Registration Statement upon the closing of the offering being made pursuant thereto.

In the underwriting agreement that the Registrant entered into in connection with the sale of the Common Shares being registered pursuant to the F-1 Registration Statement, a form of which is filed as Exhibit 1.1 to the F-1 Registration Statement, the underwriters will agree to indemnify, under certain conditions, the Registrant, the Registrant’s directors and officers and persons who control the Registrant within the meaning of the Securities Act against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number

4.1	Form of Articles of Association of Auris Medical Holding AG (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on August 5, 2014 (Registration File No. 333-197105))

4.2	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on August 5, 2014 (Registration File No. 333-197105))

5	Opinion of Froriep, Swiss counsel to the Registrant (filed herewith)

23.1	Consent of KPMG AG (filed herewith)

23.2	Consent of Froriep, Swiss counsel to the Registrant (included in Exhibit 5)

24	Power of Attorney (included in the signature pages hereof)

99.1	Auris Medical Holding AG Stock Option Plan A (incorporated herein by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on August 5, 2014 (Registration File No. 333-197105))

99.2	Amendment to Auris Medical Holding AG Stock Option Plan A (filed herewith)

99.3	Auris Medical Holding AG Stock Option Plan C (incorporated herein by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on August 5, 2014 (Registration File No. 333-197105))

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zug, Switzerland, on this 11 day of August, 2014.

Auris Medical Holding AG

By:	/s/ Thomas Meyer
Name:	Thomas Meyer
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Meyer and Sven Zimmermann, and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on this 11 day of August, 2014 in the capacities indicated.

Signature	Title

/s/ Thomas Meyer	Chief Executive Officer and Board Director (Principal Executive Officer)
Thomas Meyer

/s/ Sven Zimmermann	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Sven Zimmermann

/s/ Wolfgang Arnold	Director
Wolfgang Arnold

Director
Alain Munoz

/s/ James I. Healy	Director
James I. Healy

Director
Oliver Kubli

/s/ Antoine Papiernik	Director
Antoine Papiernik

/s/ Colleen A. DeVries	Authorized Representative in the United States
Colleen A. DeVries SVP of National Corporate Research, Ltd.

EXHIBIT INDEX

Exhibit Number

4.1	Form of Articles of Association of Auris Medical Holding AG (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on August 5, 2014 (Registration File No. 333-197105))

4.2	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on August 5, 2014 (Registration File No. 333-197105))

5	Opinion of Froriep, Swiss counsel to the Registrant (filed herewith)

23.1	Consent of KPMG AG (filed herewith)

23.2	Consent of Froriep, Swiss counsel to the Registrant (included in Exhibit 5)

24	Power of Attorney (included in the signature pages hereof)

99.1	Auris Medical Holding AG Stock Option Plan A (incorporated herein by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on August 5, 2014 (Registration File No. 333-197105))

99.2	Amendment to Auris Medical Holding AG Stock Option Plan A (filed herewith)

99.3	Auris Medical Holding AG Stock Option Plan C (incorporated herein by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on August 5, 2014 (Registration File No. 333-197105))